Exhibit 99.10

TERMINATION OF PLEDGE AGREEMENTS

THIS TERMINATION OF PLEDGE AGREEMENTS (this “Termination”), is made and entered into as of August 4th, 2009, by and among (i) each of the parties identified on the signature page hereof as the Pledgors (each a “Pledgor”, and collectively, the “Pledgors”), and (ii) each of the parties identified on the signature page hereof as the Secured Parties (each a “Secured Party”, and collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, the Pledgors and the Secured Parties are parties to those certain agreements described on Exhibit A attached hereto and made a part hereof, as such agreements have been amended and confirmed to date (as so amended and confirmed, the “Pledge Agreements”); and

WHEREAS, the Pledgors and the Secured Parties wish to terminate the Pledge Agreements;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Pledgors and the Secured Parties hereby agree as follows:

1.                                       The Pledgors and the Secured Parties hereby terminate the Pledge Agreements as of the date hereof and none of the parties thereto shall have any further rights or obligations under the Pledge Agreements.

2.                                       This Termination shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

[Signatures Appear on Following Pages.]

IN WITNESS WHEREOF, the Pledgors and the Secured Parties have caused this Termination to be duly executed under seal as of the date first written above.

PLEDGORS:

FIVE STAR QUALITY CARE-CA, INC.,
FIVE STAR QUALITY CARE-CA II, INC.,
FIVE STAR QUALITY CARE-CO, INC.,
FIVE STAR QUALITY CARE-GA, INC.,
FIVE STAR QUALITY CARE-GA, LLC,
FIVE STAR QUALITY CARE-IA, INC.,
FIVE STAR QUALITY CARE-NE, INC.,
FIVE STAR QUALITY CARE-SOMERFORD, LLC,
FIVE STAR QUALITY CARE-WI, INC.,
FS TENANT HOLDING COMPANY TRUST,
FSQ, INC.,
FVEST.JOE, INC.,
HAMILTON PLACE, LLC,
LIFETRUST AMERICA, INC.,
SOMERFORD PLACE LLC,
THE HEARTLANDS RETIREMENT COMMUNITY-ELLICOTT CITY I, INC., and
THE HEARTLANDS RETIREMENT COMMUNITY-ELLICOTT CITY II, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President of each of the foregoing entities

LIFETRUST PROPERTIES, LLC

By:	LIFETRUST AMERICA, INC.,
its Member

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

[Signature Page to Termination of Pledge Agreements]

SECURED PARTIES:

CCC FINANCING I TRUST,
CCC OF KENTUCKY TRUST,
CCC OHIO HEALTCARE TRUST,
CCC PUEBLO NORTE TRUST,
CCC INVESTMENTS I, L.L.C.,
CCCP SENIOR LIVING LLC,
CCDE SENIOR LIVING LLC,
CCFL SENIOR LIVING LLC,
CCOP SENIOR LIVING LLC,
CCSL SENIOR LIVING LLC,
ELLICOTT CITY LAND I, LLC,
ELLICOTT CITY LAND II, LLC,
HRES1 PROPERTIES TRUST,
LTJ SENIOR COMMUNITIES LLC,
SPTIHS PROPERTIES TRUST,
SPTMNR PROPERTIES TRUST,
SNH SOMERFORD PROPERTIES TRUST,
SNH CHS PROPERTIES TRUST,
SNH NS PROPERTIES TRUST,
SNH/LTA PROPERTIES GA LLC,
SNH/LTA PROPERTIES TRUST, and
SAVANNAH SQUARE, INC.

By:	/s/ David J. Hegarty
David J. Hegarty
President of each of the foregoing entities

CCC FINANCING LIMITED, L.P.

By:	CCC RETIREMENT TRUST,
its General Partner

By:	/s/ David J. Hegarty
David J. Hegarty
President

[Signature Page to Termination of Pledge Agreements]

CCC RETIREMENT COMMUNITIES II, L.P.

By:	CRESTLINE VENTURES LLC,
its General Partner

	By:	/s/ David J. Hegarty
David J. Hegarty
President

LEISURE PARK VENTURE LIMITED PARTNERSHIP

By:	CCC LEISURE PARK CORPORATION,
its General Partner

	By:	/s/ David J. Hegarty
David J. Hegarty
President

PANTHER HOLDINGS LEVEL I, L.P.

By:	PANTHER GENPAR TRUST,
its General Partner

	By:	/s/ David J. Hegarty
David J. Hegarty
President

[Signature Page to Termination of Pledge Agreements]

EXHIBIT A

The Pledge Agreements

1.                                       Amended and Restated Pledge of Shares of Beneficial Interest Agreement (Tenant Pledge — Lease No. 1 and Lease No. 3), made and given as of June 30, 2008, by FSQ, Inc. for the benefit of certain affiliates of Senior Housing Properties Trust.

2.                                       Amended and Restated Pledge of Stock and Membership Interests Agreement (Subtenant Pledge — Lease No. 1 and Lease No. 3), made and given as of June 30, 2008, by certain affiliates of Five Star Quality Care Trust for the benefit of certain affiliates of Senior Housing Properties Trust.

3.                                       Amended and Restated Pledge of Stock and Membership Interests Agreement (Subtenant Pledge — Lease No. 1), made and given as of June 30, 2008, by certain affiliates of Five Star Quality Care Trust for the benefit of certain affiliates of Senior Housing Properties Trust.

4.                                       Amended and Restated Pledge of Shares of Beneficial Interest Agreement (Lease No. 2), made and given as of June 30, 2008, by certain affiliates of Five Star Quality Care Trust for the benefit of certain affiliates of Senior Housing Properties Trust.

5.                                       Amended and Restated Pledge of Shares of Beneficial Interests Agreement (Subtenant Pledge —Lease No. 2), made and given as of June 30, 2008, by FS Tenant Holding Company Trust for the benefit of certain affiliates of Senior Housing Properties Trust.

6.                                       Amended and Restated Pledge of Stock and Membership Interests Agreement (Subtenant Pledge — Lease No. 3), made and given as of June 30, 2008, by certain affiliates of Five Star Quality Care Trust for the benefit of certain affiliates of Senior Housing Properties Trust.

7.                                       Pledge of Tenant’s Company Interests Agreement (Amended Lease No. 4), made and given as of July 1, 2008, by FSQ, Inc. for the benefit of SNH NS Properties Trust.

8.                                       Pledge of Subtenants’ Company Interests Agreement (Amended and Restated Master Lease Agreement - Lease No. 4), made and given as of July 1, 2008, by certain affiliates of Five Star Quality Care Trust for the benefit of SNH NS Properties Trust.